Exhibit 99.1

American Eagle Outfitters Reports Record Holiday Sales

January 12, 2026

Raises Fourth Quarter Operating Income Outlook to $167 to $170 Million

PITTSBURGH--(BUSINESS WIRE)-- American Eagle Outfitters, Inc. (NYSE: AEO) today announced that fourth quarter-to-date comparable sales, through Saturday, January 3, 2026, are up in the high single digits. Sales trends are positive across brands and channels with American Eagle comp growth in the low single digits and Aerie comps in the low twenties.

Following a record holiday season, the company is raising its fourth quarter operating income* to a range of $167 to $170 million, up from the previous guidance of $155 to $160 million. The increase largely reflects solid margin performance and anticipates consolidated comparable sales up in the range of 8% to 9%. Fourth quarter operating income guidance also includes approximately $50 million of pressure from tariffs, as previously disclosed.

“Momentum continued in the fourth quarter with record December sales fueled by the power of our brands, with particularly strong growth at Aerie and Offline and sequential growth at American Eagle. Our customers embraced new product collections and responded to our latest marketing initiatives, with strength continuing in the post-holiday period. We look forward to building on this positive trajectory with new customer-inspired collections, as we remain focused on creating value for our shareholders,“ commented Jay Schottenstein, Executive Chairman of the Board and Chief Executive Officer, AEO Inc.

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer with a portfolio of beloved apparel brands including American Eagle, Aerie, OFFL/NE by Aerie, Todd Snyder and Unsubscribed. Rooted in optimism, inclusivity and authenticity, AEO’s brands empower every customer to celebrate their unique personal style by offering casual, comfortable, timeless outfitting and high-quality products that are made to last.

AEO Inc. operates stores in the United States, Canada and Mexico, with merchandise available in more than 30 countries through a global network of license partners. Additionally, the company operates a robust e-commerce business across its brands. For more information, visit aeo-inc.com.

*Forward-Looking Non-GAAP Measures

Our outlook includes operating income presented on an adjusted or “non-GAAP” basis, which is a non-GAAP financial measure. Non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (GAAP) and are not necessarily comparable to similar measures presented by other companies. The company is not able to provide a quantitative reconciliation of forward-looking adjusted operating income to the most directly comparable forward-looking GAAP financial measure because the company is unable to provide a meaningful or accurate reconciliation or estimation of certain reconciling items without unreasonable effort, due to the inherent difficulty in forecasting and quantifying measures that are necessary for such reconciliation.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent management’s expectations or beliefs concerning future events, including, without limitation, the results for fourth quarter and annual fiscal 2025. Words such as “outlook,” "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “may,” “potential,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. All forward-looking statements made by the company are inherently uncertain because they are based on assumptions and expectations concerning future events and are subject to change based on many important factors, some of which may be beyond the company’s control. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 and in any other filings that we may make with the Securities and Exchange Commission, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate fluctuations in customer demand and respond to changing consumer preferences and fashion trends and to manage our inventory commensurately; the seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic or attract customers to our stores; our inability to respond to changes in e-commerce and leverage omni-channel capabilities; our inability to execute on our key business priorities; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; the impact that import tariffs and other trade restrictions imposed by the U.S., China or other countries have had, and may continue to have, on our product costs, as well as continued uncertainties with tariffs and other trade restrictions; the possibility that product costs may be affected by other foreign trade issues, such as currency exchange rate fluctuations, increasing prices for raw materials, supply chain issues, political instability or other reasons; challenges with information technology systems, including safeguarding against security breaches; changes to U.S. or other countries' trade policies and tariff and import/export regulations; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

The use of the “company,” “AEO,” “we,” "us," and “our” in this release refers to American Eagle Outfitters, Inc.

Investor Relations and Corporate Communications
412-432-3300
LineMedia@ae.com

Source: American Eagle Outfitters, Inc.